As filed with the Securities and Exchange Commission on March 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Winc, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-2988960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1751 Berkeley St., Studio 3, Santa Monica, CA	90404
(Address of Principal Executive Offices)	(Zip Code)

2021 Incentive Award Plan

(Full Title of the Plan)

National Registered Agents, Inc.

160 Greentree Drive, Suite 101

Dover, Delaware 19904

(Name and address of agent for service)

(855) 337-0707

(Telephone number, including area code, of agent for service)

Copies to:

Matthew Thelen Chief Strategy Officer and General Counsel Winc, Inc. 1751 Berkeley St., Studio 3 Santa Monica, California 90404 (800) 297-1760	Drew Capurro Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 300,256 shares of common stock, par value $0.0001 per share (“Common Stock”), of Winc, Inc. (the “Registrant”) issuable under the Winc, Inc. 2021 Incentive Award Plan (the “2021 Plan”) for which the Registrant’s Registration Statement on Form S-8 (File No. 333-261392) is effective, consisting of (a) 55,117 shares that have become available for issuance under the 2021 Plan as a result of the forfeiture, termination, expiration or repurchase of stock options or other stock awards or shares withheld or reacquired to satisfy the exercise price or tax withholding obligations associated with any award that had been granted under the Registrant’s 2013 Stock Plan (the “2013 Plan”) and (b) 245,139 shares previously reserved but unissued under the 2013 Plan on the effective date of the 2021 Plan that are now available for issuance under the 2021 Plan.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement is incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 30, 2022;

(b)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on March 3, 2022, March 8, 2022 and March 28, 2022; and

(c)

the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41055), filed with the Commission on November 10, 2021, together with any amendment thereto filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities then remaining unsold shall be deregistered, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of the filing of such documents, except as to specific sections of such documents as set forth therein.

For purposes of this Registration Statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute part of this Registration Statement or the related prospectus.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation	8-K	11/17/2021	3.1

4.2	Amended and Restated Bylaws	8-K	11/17/2021	3.2

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

23.2	Consent of Baker Tilly US LLP, independent registered public accounting firm					X

24.1	Power of Attorney (included on signature page)					X

99.1	2021 Incentive Award Plan	10-Q	12/09/2021	10.2

99.1(a)	Form of Stock Option Grant Notice and Stock Option Agreement under the 2021 Incentive Award Plan	S-1/A	10/13/2021	10.4	(a)

99.1(b)	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2021 Incentive Award Plan	S-1/A	10/13/2021	10.4	(b)

99.2	2021 Employee Stock Purchase Plan	10-Q	12/09/2021	10.3

99.3	2013 Stock Plan	S-1	09/27/2021	10.3

99.3(a)	Amendment to 2013 Stock Plan	S-1/A	11/02/2021	10.3	(a)

99.3(b)	Form of Stock Option Grant and Stock Option Agreement under 2013 Stock Plan	S-1	09/27/2021	10.3	(a)

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 30th day of March, 2022.

Winc, Inc.

By:	/s/ Geoffrey McFarlane
Geoffrey McFarlane
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Geoffrey McFarlane and Carol Brault, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Geoffrey McFarlane	Director and Chief Executive Officer	March 30, 2022
Geoffrey McFarlane	(Principal Executive Officer)

/s/ Carol Brault	Chief Financial Officer	March 30, 2022
Carol Brault	(Principal Financial Officer and Principal Accounting Officer)

/s/ Brian Smith	President and Chairperson of the Board of Directors	March 30, 2022
Brian Smith

/s/ Laura Joukovski	Director	March 30, 2022
Laura Joukovski

/s/ Xiangwei Weng	Director	March 30, 2022
Xiangwei Weng

/s/ Patrick DeLong	Director	March 30, 2022
Patrick DeLong

/s/ Alesia Pinney	Director	March 30, 2022
Alesia Pinney

/s/ Mary Pat Thompson	Director	March 30, 2022
Mary Pat Thompson